Calculation of Filing Fee Tables
S-3
Boardwalk Pipeline Partners, LP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Rights	457(o)
		Other	Guarantees of Debt Securities	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 3,500,000,000.00	0.0001381	$ 483,350.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 3,500,000,000.00		$ 483,350.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 38,750.34
			Net Fee Due:						$ 444,599.66
Offering Note
[1]	(1) An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities. (2) If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $3,500,000,000, less the dollar amount of any registered securities previously issued hereunder. (3) Boardwalk Pipeline Partners, LP may guarantee the obligations of Boardwalk Pipelines, LP under some or all of the debt securities. No separate consideration will be paid in respect of any such guarantees. Pursuant to Rule 457(n) of the Securities Act, no separate fee will be payable with respect to the guarantees of the debt securities. (4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all securities offered from time to time pursuant to the prospectus included as a part of this Registration Statement exceed $3,500,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. (5) There are being registered hereunder an indeterminate principal amount of debt securities and an indeterminate amount of warrants and rights to purchase debt securities. This registration statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	BOARDWALK PIPELINE PARTNERS, LP	S-3	333-274067	08/18/2023		$ 38,750.34	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 351,636,500.00
Fee Offset Sources		BOARDWALK PIPELINE PARTNERS, LP	S-3	333-274067		08/18/2023						$ 38,750.34
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $351,636,500 of unsold securities (the "Unsold Securities") previously registered on the registrant's registration statement on Form S-3 (File No. 333-274067), which was initially filed with the Securities and Exchange Commission on August 18, 2023 (the "Prior Registration Statement") and had a proposed maximum aggregate offering price of $1,500,000,000. The registrant sold an aggregate of $1,148,363,500 of such securities under the Prior Registration Statement, leaving the balance of $351,636,500 of Unsold Securities, in respect of which the registrant paid an aggregate registration fee of $38,750.34 (calculated at the filing fee rate which was in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement. No additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A